EHIXIBT 10.1

                        DR. DAVID FU EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into October 1st, 2009 (the "Effective Date"), by and between China Wi-Max Communications, Inc., a Nevada corporation (the "Company") and Dr. David Fu (the "Executive").

                              W I T N E S S E T H:

WHEREAS, the Company wishes to employ the Executive and secure the services of the Executive subject to the contractual terms and conditions set forth herein; and

WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment with the Company, all upon the terms and conditions set forth herein.

2. Term of Employment. Subject to the terms and conditions of this Agreement, the Executive shall be employed year to year commencing on the Effective Date and ending each and every one year anniversary (the "Term") unless sooner terminated as provided for herein. The Term shall renew automatically for an additional one (1) year period of time, unless either party gives written notice no less than sixty (60) days prior to the expiration of the Term that the one party does not intend to extend the Term.

3. Duties and Responsibilities.

     A. Capacity. During the Term, the Executive shall serve in the capacity of Chief Engineer, China ("CEC") of Yuan Shan Da Chaun (Company "B") and Yuan Shan Shi Dai Technology Development Company (Company "D"), each a wholly-owned foreign entity ("WOFE") of the Company, subject to the supervision of the Managing Director of such WOFEs, or other senior executive officer of the Company as directed by the Board.

     B. Full-Time Duties. During the Term, and excluding any periods of disability, vacation or sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time, attention and energies to the business of the Company and its WOFEs. During the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, including continuing to fulfill his commitment to one or more "clubs" with which Executive is currently involved in; (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.


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     C.   Standard of  Performance.  The Executive will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his duties and responsibilities.

4. Compensation.

     A. Base Pay. The Company shall pay the Executive a salary (the "Base Salary") of Five Thousand Dollars ($5,000) U.S.D. per month, prorated for partial months of employment. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. During the remainder of the Term, the Base Salary shall be reviewed at least every six months, as the Company determines, and then annually. Such reviews shall be conducted by the President and CEO (or Managing Director or Board) after consultation with the Executive and may from time to time be increased (but not decreased without prior notification to the Executive) as solely determined by the Managing Director or President and CEO. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base Salary for all purposes of this Agreement

     B. Annual Performance Bonus. The Executive shall be eligible for annual discretionary bonus awards payable in cash, options and/or common stock of the Company, as so determined solely by the Board, based on performance objectives submitted annually by senior management and approved by the Board.

     C. Long-Term Incentives. Upon the execution of this Agreement, the Company agrees to issue the Executive the initial grant of stock and option award set forth on the term sheet attached hereto as Exhibit A, and incorporated herein by reference. Following the initial grant and/or option award, the Executive shall be eligible for grants of stock options, restricted stock and/or other long-term incentives, in the sole discretion of the Board.

     D. Benefits. If, and to the extent that, the Company maintains employee benefit plans for other employees primarily based in China (including, but not limited to, pension, profit-sharing, disability, accident, medical, life insurance, and hospitalization plans) (it being understood that the Company may but shall not be obligated to do so) then (1) the Executive shall be entitled to participate therein in accordance with the Company's regular practices with respect to similarly situated senior executives. (2) The Executive shall be entitled to prompt, normally 15 days or less from receipt of approved expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of appropriate documentation in accordance with the practices, policies and procedures applicable to other senior executives of the Company. (3) The Executive shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies available to other senior executives of the Company or as are otherwise approved by the Board.


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5.  Termination  of  Employment.  Notwithstanding  the  provisions  of Section 2 hereof, the Executive's employment hereunder shall terminate under any of the following conditions:

     A. Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

     B. Total Disability. The Company shall have the right to terminate this Agreement if the Executive becomes Totally Disabled. For purposes of this Agreement, "Totally Disabled" means that the Executive is not working and is currently unable to perform the substantial and material duties of his position hereunder as a result of sickness, accident or bodily injury that lasts for a period of two calendar weeks or more. Prior to a determination that Executive is Totally Disabled (which shall be made in the sole discretion of the Company), but after Executive has exhausted all sick leave and vacation benefits provided by the Company, if any, Executive shall continue to receive his Base Salary, offset by any disability benefits he may be eligible to receive, conditioned on the execution by the Executive or the Executive's representative of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Agreement.

     C. Termination "At Will" By Company. Notwithstanding any provision to the contrary, the Executive's employment hereunder is "at will" and may be terminated by the Company with prior written notice by the Managing Director and/or President and CEO (or Board) to the Executive.

6. Payments Upon Termination.

     A. Upon termination of Executive's employment hereunder for any reason as so provided for in Section 5 hereof, the Company shall be obligated to pay and the Executive shall be entitled to receive, within thirty (30) days of termination, Base Salary which has accrued for services performed to the date of termination and which has not yet been paid. In addition, the Executive shall be entitled to any vested benefits to which he is entitled under the terms of any applicable Executive benefit plan or program, vested restricted stock plan and stock option plan of the Company, and, to the extent applicable, short-term or long-term disability plan or program with respect to any disability, or any life insurance policies and the benefits provided by such plan, program or policies, or applicable law as duly adopted from time to time by the Board.

     B. Upon voluntary termination of employment by the Executive for any reason whatsoever, the Company shall have no further liability under or in connection with this Agreement, except to provide the amounts set forth in Section 6.A.

     C. Upon termination of employment, the Executive shall continue to be subject to the provisions of Section 7, hereof. it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder for any reason whatsoever.

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7. Confidentiality;  Return of Property;  Covenant Not To Compete;  Confidential
Information.

     A. Company Information. The Company agrees that it will provide the Executive with Confidential Information, as defined below, which will enable the Executive to optimize the performance of the Executive's duties to the Company. In exchange, the Executive agrees to use such Confidential Information solely for the Company's benefit. The Company and the Executive agree and acknowledge that its provision of such Confidential Information is not contingent on the Executive's continued employment with the Company. "Confidential Information"
          means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Company on whom the Executive called or with whom the Executive became acquainted during the term of the Executive's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing finances or other business information disclosed to the Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions. The Executive agrees at all times during the Term and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person or entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

     B. Former Employer Information. The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     C. Third Party Information. The Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive shall hold all such confidential or proprietary information in the strictest confidence and not disclose it to any person or entity or use it except as necessary in carrying out the Executive's work for the Company consistent with the Company's agreement with such third party.

     D. Returning Confidential Information. At the time of leaving the employ of the Company, the Executive will deliver to the Company (and will not keep any copies in the Executive's possession) any and all Confidential Information or other Company information developed in whole or part by the Executive during the Executive's employment with

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          the Company or otherwise  belonging to the Company,  its successors or assigns.

     E. Notification of New Employer. In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to the Executive's new employer about the Executive's rights and obligations under this Agreement.

     F. Solicitation of Employees. The Executive agrees that for a period of twenty-four (24) months immediately following the termination of the Executive's relationship with the Company for any reason, the Executive shall not either directly or indirectly solicit, induce or recruit any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

     G.   Covenant Not to Compete.

          (1) The Executive agrees that during the course of his employment and for twenty-four (24) months following the termination of the Executive's relationship with the Company for any reason, the Executive will not compete, without the prior written consent of the Company, as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise, directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate with any business, in competition with the Company's Chinese communications business, provided, however, that the beneficial ownership by Executive of up to 5% of the voting stock of any corporation subject to the periodic reporting requirements of the Securities and Securities Exchange Act of 1934 shall not violate this Section 7. The foregoing covenant shall cover the Executive's activities in every part of the Territory in which the Executive may conduct business during the term of such covenant as set forth above. "Territory" shall mean the Peoples Republic of China.

          (2) The Executive acknowledges that he will derive significant value from the Company's agreement in Section 7.A to provide the Executive with that Confidential Information to enable the Executive to optimize the performance of the Executive's duties to the Company. The Executive further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, the Executive's obligation neither to disclose nor to use the Company's Confidential Information other than for the Company's exclusive benefit and the Executive's obligation not to compete contained in subsection G. above, is necessary to protect the Company's Confidential Information and, consequently, to preserve the value and goodwill of the Company. The Executive further acknowledge the time, geographic and scope limitations of the Executive's obligations under subsection (1) above are reasonable, especially in light of

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               the Company's desire to protect its Confidential Information, and that the Executive will not be precluded from gainful employment if the Executive is obligated not to compete with the Company during the period and within the Territory as described above.

          (3) The covenants contained in subsection (1) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection
               (1) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (1) above are deemed to exceed the time, geographic or scope limitations permitted by Colorado and U.S. law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

     H. Representations. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company. The Executive has not entered into, and the Executive agrees that he will not enter into, any oral or written agreement in conflict herewith.

8. Arbitration. Any dispute or controversy arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 7) shall be settled exclusively by final and binding arbitration in Denver, Colorado (or such other location in the United States as determined by the President and CEO) in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

9. Notices. All notices and other communications hereunder shall be in writing in the English language and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or recorded delivery international air mail letter or by (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid), or facsimile transmission to the respective parties.


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China Wi-Max Communications, Inc.
Mr. Steven T. Berman, President and CEO
Denver Tower
1905 Sherman Street, Suite 335
Denver, CO 80203
Fax No. 703.349.4118


if to the Executive:
Dr. David Fu, Chief Engineer, China (CEC)

-------------------------

-------------------------

-------------------------

10. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

11. Entire Agreement. This Agreement and all Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto.

12. Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). The Executive may not assign this Agreement without the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and

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assets  without the consent of the  Executive.  For purposes of this  Agreement,
"affiliate" means any entity in which the Company owns shares or other measure of ownership representing at least 40% of the voting power or equivalent measure of control of such entity.

14. Governing Law.

     A. Choice of Law. This Agreement, which is in English, shall be interpreted in accordance with the commonly understood meaning of the words and phrases hereof in the United States of America, and it and performance of the parties hereto shall be construed and governed according to the federal laws of the United States of America and the internal laws of Colorado applicable to contracts made and to be fully performed therein, without regard to its conflicts of law provisions. Executive waives any right he may have under the law of Executive's Territory to have this Agreement written in the language of Executive's Territory; provided, however, that the English version shall govern.

     B. Jurisdiction. The parties irrevocably submit to the jurisdiction of the courts of Denver, Colorado, U.S.A.; provided, however, that nothing herein shall preclude Company from instituting proceedings concerning this Agreement in any place which may have jurisdiction for the purpose of protecting and enforcing Company's rights either hereunder or pursuant to any other agreements, documents, instruments or otherwise.

     C. Waiver of Venue. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in Denver, Colorado, U.S.A. and further irrevocably waives any claim that Denver, Colorado, U.S.A. is not a convenient forum for any such suit, action or proceeding. Each party consents to the enforcement of any judgment rendered in the United States of America in any action between Executive and Company. Any and all defenses concerning the validity and enforceability of the judgment shall be deemed waived unless first raised in a court of competent jurisdiction in the United States.

     D. Lawyers' Fees. In the event any litigation is brought by either party in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all the costs, lawyers' fees and other expenses incurred by such prevailing party in the litigation.

15. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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IN WITNESS THEREOF,  the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.

China Wi-Max Communications, Inc.
By: Steven T. Berman, President and CEO


---------------------------



Executive:


---------------------------
Dr. David Fu




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  Exhibit A -- Term Sheet -- Initial Award - Dr. David Fu Employment Agreement

I. Options. Company will grant Executive a signing bonus of 50,000 options of the Company common stock on the Effective Date (10/01/09), based on the fair market value as of the grant date, and such additional options (covering 150,000 shares in total) as set forth below in paragraph (B).

     A. For each option granted, the fair market value shall be $0.65 per share, the price established as of the Effective Date.

     B.   Options  shall be  granted  in  accordance  with this  paragraph  with respect to (i) an option to purchase 50,000 shares on the first anniversary of the Effective Date; (ii) an additional option to purchase 50,000 shares on the second anniversary of the Effective Date; and (iii) an additional option to purchase 50,000 shares on the third anniversary of the Effective Date. In addition, vesting and exercisability will be subject to the Executive (i) achieving milestones, if any, established by the Managing Director and/or Board in writing on an annual basis. In the event of termination for any reason, all options not yet vested shall be null and void.

     C.   Options will have a term of 3 years from the date of each grant.

     D. Company will register the shares subject to the option on Form S-8 or such other form as may be available and required, and shall provide a cashless exercise procedure.

II. Change in Control.

     A. In the event of a Change in Control and to the extent that Executive is subject to taxation in the U.S.A., Company will pay Executive a gross-up payment to cover the excise tax, if any, imposed under
          Section 4999 of the Internal Revenue Code in connection with excess parachute payments as defined in Section 280G of the Internal Revenue Code.

     B. For purpose of the options, "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, where the stockholders of the Company immediately prior to such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction less than 50% of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other disposition; (c) individuals who, 30 days following the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director thereafter whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (d) any transaction as a result of which any person is the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition of Change in


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

          Control, the term "Persons" means, acting individually or as a group, an individual or a corporation, Limited Liability Company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.



































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